EXHIBIT 16








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March 24, 2008



Securities and Exchange Commission
Washington, D.C. 20549


Commissioners:

I have read New Taohuayuan Culture Tourism Co., Ltd.  statements  included under
Item 4.01 of its Form 8-K filed on March 7, 2008, and I agree with such statements concerning my firm.


Sincerely,

/s/ Lilian Jiang

Lilian Jiang
Wen Jiang & Company, PC